UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) May 6, 2014

SANTA FE GOLD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-12974	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

6100 Uptown Blvd NE, Suite 600
Albuquerque, NM 87110
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

INTERIM CFO AND CORPORATE SECRETARY APPOINTMENT

On May 6, 2014, the Board appointed Frank G. Mueller, as interim Chief Financial Officer and Corporate Secretary, effective May 7, 2014. In such capacity, Mr. Mueller will also serve as the Company's principal accounting officer. Mr. Mueller is replacing the current CFO, Mr. Michael Martinez, and the current Corporate Secretary, Mr. Ryan Carson. Messrs. Ryan Carson and Michael Martinez will no longer be employed by the Company. There are no arrangements or understandings between Mr. Mueller and any other persons pursuant to which he was elected as an officer, and Mr. Mueller has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Mueller does not have a family relationship with any member of the Board or any executive officer of the Company.

Mr. Mueller has over 20 years of experience in private accounting and financial management. Prior to joining Santa Fe in 2010 as Assistant Comptroller, Mr. Mueller served for six years as the Senior Business Manager for two divisions of Cornell Company, a NYSE publicly-traded private prison organization that merged with The GEO Group, Inc. (NYSE:GEO) in 2010. At the Cornell Company, Mr. Mueller was responsible for financial reporting, revenues, budgeting and inventory for 20 plus facilities in multiple states. Earlier in his career, he served in several companies as CFO and Controller. Mr. Mueller holds a Bachelor of Science Degree in Business Administration with Honors, from the University of Texas at El Paso and a Masters Degree in Accounting from New Mexico State University.

CFO EMPLOYMENT ARRANGEMENTS

The Board has approved an annual base salary for Mr. Mueller of $85,000, of which 50% will be deferred until the Company completes a financing or strategic transaction.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description
99.1	Press Release dated May 12, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: May 12, 2014	/s/ W. Pierce Carson
W. Pierce Carson
Chief Executive Officer